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                                                                   EXHIBIT 10.16
            NON-COMPETITION, NON-DISCLOSURE AND INVENTION AGREEMENT


     THIS AGREEMENT dated as of _____________, ___, ___, is entered into by and between TELTRUST, INC., a Utah corporation (collectively, with its subsidiaries, the "Company"), and ______________________ (the "Employee").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.   Non-Competition.

     (a) During the Employee's employment by the Company, the Employee will be a full-time employee of the Company. During such employment, the Employee will not (except as described in Exhibit A attached hereto) engage in any outside business activity of any type other than purely passive investment activity.

     (b) In addition, during the Employee's employment by the Company, and for a period of approximately six months ending on the last calendar day of the sixth month following the termination of the Employee, defined as the "Initial Non-Compete Period", and the same may be extended in accordance with Section 1(c) below, being referred to as the "Non-Compete Term"), the Employee will not, directly or indirectly, engage, participate or invest as owner, part-owner, shareholder, partner, member, manager, director, officer, trustee, employee, agent, consultant, independent contractor or in any other capacity, in any Competitive Business or engage in any Solicitation Activities (the terms "Competitive Business" and "Solicitation Activities" being defined in Section 1(f) below). For example, if Employee terminated employment on December 15, 1998, then the Initial Non-Compete Period would end on June 30, 1999.

     (c) Notwithstanding the provisions of Section 1(b) above, while the Employee is employed by the Company and thereafter during the Non-Compete Term, the Employee may hold purely as a passive investor not more than 1% of any class of securities of any person or entity (whether publicly or privately held) that is engaged in a Competitive Business.

     (d) The Company shall have the right and option, in its sole and absolute discretion, to extend the Non-Compete Term for up to eighteen (18) consecutive additional periods of one month following the end of the Initial Non-Compete Period. If the Company elects to extend the non-compete term it may do so by remitting to Employee an amount equal to, 1/12 of their annual base compensation at the time of termination at the beginning of each monthly period. If no payment is remitted to employee by the 15/th/ of any given month after the Initial Non-Compete Period, then the non-compete term will be considered to have expired, and neither the Company nor the Employee shall have any further obligation under this Section 1.
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     (e) As used herein, the term "Competitive Business" shall include any sole proprietorship, corporation, partnership, limited liability company, joint venture or other business which is then engaged, or proposed to engage, as evidenced by company memorandums or documents, in any business activity in any geographic area anywhere in the world where the Company then engages, or proposed to engage, in the same business activity or another business activity which would complete with such business activity. As used herein, the term "Solicitation Activities" shall include (i) hiring, attempting to hire or otherwise soliciting, for or on behalf of any entity or person, any officer or other employee of the Company, or authorizing or approving any such action by any other person (ii) encouraging for or on behalf of any entity or person any officer or other employee to terminate his or her relationship or employment with the Company, (iii) soliciting for or on behalf of any entity or person any customer of the Company and (iv) diverting or attempting to divert to any entity or person any customer of the Company.

2.   Confidential Information.

     (a) The Employee shall not at any time, whether during or after the termination of the Employee's employment, disclose to any person or entity or use in any respect, any "Confidential Information" (as hereinafter defined) of which the Employee is or becomes aware, whether or not such information is developed by the Employee, except to the extent that such disclosure or use is directly related to and required by the Employee's performance of duties assigned to the Employee by the Company. The Employee shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, loss and theft. For purposes of this Agreement, "Confidential Information" shall mean information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to, (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, analysis, flow charts, drawings, research and reports, (iv) computer software and databases, (v) accounting and business methods, marketing materials, plans, proposals and strategies and financial reports and forecasts, (vi) inventions, improvements, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (vii) customers and clients and customer and client lists, (viii) copyrightable works, (ix) all technology, know-how, techniques, data and trade secrets and (x) all similar and related information in whatever form. Confidential information shall not include any information that has been published in a form generally available to the public prior to the date the Employee proposes to disclose or use such information. Information shall not be deeded to have been published merely because portions of the information have been separately published, but only if all material components comprising such information have been published in combination.

     (b) All Confidential information is and shall remain the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents, copyrights and other rights in connection therewith. All documents, lists, reports, drawings, software programs, notes, memoranda, records, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, furnished to the Employee by the Company or produced by the Employee or others, in connection with such employee's employment with the Company shall be and remain the sole property of
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the Company. The Employee shall return to the Company all such materials and property and any photocopies or reproductions thereof as and when requested by the Company, but in any event immediately upon Employee's termination of employment with the Company.

3.   Inventions.

     (a) If at any time or times during the Employee's employment, the Employee makes, conceives, develops, creates, discovers, invents or reduces to practice, in whole or in part, either alone or jointly with others, any invention, modification, discovery, design, development, improvement, process, software program, work of authorship documentation, formula, data, technique, known-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called "Developments") and
(a) relates at the time of inception or reduction to practice thereof to actual or demonstrably anticipated business of the Company or to its actual or demonstrably anticipated research and development, including without limitation, to any customer of or supplier to the Company or to any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; (b) results from tasks assigned to the Employee and/or performed by the Employee on behalf or for the benefit of the Company; or
(c) results from work performed by the Employee on Company time or through the use of the Company's resources, promises and property (whether tangible or intangible), such Developments and benefits thereof are and immediately shall become the sole and absolute property of the Company and its assigns, and to the further extent permitted by law shall be deemed works made for hire. The Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. The Employee hereby assigns any rights the Employee may have or acquire in the Developments and benefits or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others all available information relating thereto (including, without limitation, all necessary plans, diagrams, models and reports) to the Company.

     (b) With respect to the Developments described in Section 3(a) above, the Employee will during the Employee's employment with the Company and at any time thereafter, at the request and cost of the Company, promptly sign, execute and take all steps and perform all acts as the Company may reasonably request.

          (i) to apply for, obtain, register and vest in the name of the Company alone (unless otherwise directed by the Company) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (ii) to defend any judicial opposition or other proceeding in respect of such applications and judicial opposition or other proceedings or petitions or applications for revocation of such letters patents, copyrights, trademarks or other analogous protection.
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     In the event the Company is unable for any reason to secure the Employee's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development or reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions and continuations), the Employer hereby irrevocably designates the Company and its duly authorized officers and agents as the Employee's agents and attorneys-in-fact to act for and on the Employee's behalf and stead for purposes of executing and filing any such documents, certificates and applications and doing all other lawfully permitted acts to further this prosecution and issuance of letters patent, copyrights and trademark registrations or any other analogous legal protection thereon.

4.   No Employment Contract.

     (a) The Employee acknowledges and agrees that the Employee is employed by the Company on an at-will basis, and this Agreement does not constitute a contract of employment and does not create any obligation on the Company or at other person or entity to continue the Employee's employment.

5.   General.

     (a) The parties hereto agree that any breach by the Employee of any provision of this Agreement will cause irreparable damage to the Company and no adequate remedy exists at law for the Company in the event of a breach hereof by the Employee. In the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief.

     (b) In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. Instead, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of an invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid or illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein, and the parties hereto will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intent of the provision or part of such provision originally contained herein.

     (c) This Agreement supersedes all prior agreements, written or oral, between the Employee an the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in the Employee's duties, salary or compensation after signing this Agreement shall not affect the validity or scope of this Agreement.
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     (d) The Employee's obligations under this Agreement shall survive the termination of the Employee's employment regardless of the manner of such termination and shall be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (e) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (f) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

     (g) This Agreement is governed by and shall be construed as a sealed instrument under and in accordance with the laws of the State of Utah.

     (h) All controversies, claims, disputes and matters in question arising out of, or relating to, this agreement or the breach thereof, or the relations between the parties, arising either during or after the employment relationship, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitration shall take place in the city where the Office is then located, shall be governed by the law of the State of Utah, and that the arbitrator shall apply the law of the State of Utah. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. The arbitrator may grant Teltrust injunctive relief, including temporary, preliminary, permanent, and mandatory injunctive relief, in order to protect the rights of Teltrust, but shall not be limited to such relief. This provision for arbitration shall not preclude Teltrust from seeking temporary or preliminary injunctive relief in a court in order to protect its rights pending a final determination by the arbitrator, nor shall the filing of such action constitute waiver by Teltrust of its right to seek arbitration. In preparation for the arbitration hearing, each party may utilize all methods of discovery authorized by the procedural rules and statutes of the State of Utah, and may enforce the right to such discovery in the manner provided by said rules and statutes and/or by the arbitration law of the State of Utah.

     (i) This Agreement may be executed in multiple counterparts, with the same force and effect as if all the signatures thereto appeared on the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date first set forth above.


                         TELTRUST, INC.


                         By:
                            --------------------------------
                            Name:
                            Title:


                         -----------------------------------
                         (Employee)